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Exhibit (a)(1)(iii)

        IMMEDIATE ATTENTION REQUIRED

September 3, 2004

RE:
Trammell Crow Company Retirement Savings Plan

Dear Plan Participant:

        Trammell Crow Company has initiated an offer to purchase up to 4,444,444 shares of Trammell Crow Company Common Stock at prices not greater than $15.75 nor less than $13.50 per share. Trammell Crow Company records reflect that, as a participant in the Trammell Crow Company Retirement Savings Plan (the "401(k) Plan"), a portion of your individual account is invested in the Trammell Crow Company Common Stock Fund. As described below, you have the right to direct U.S. Trust Company, National Association as independent fiduciary of the 401(k) Plan (the "Independent Fiduciary"), concerning whether to tender shares of Trammell Crow Company Common Stock credited to your individual account, and at which price or prices. Enclosed are tender offer materials and an Instruction Form that require your immediate attention.

        YOU WILL NEED TO COMPLETE THE ATTACHED YELLOW INSTRUCTION FORM AND RETURN IT TO THE INDEPENDENT FIDUCIARY IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 27, 2004, UNLESS THE OFFER IS EXTENDED.

        IMPORTANT: PLEASE COMPLETE AND RETURN THE YELLOW INSTRUCTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER DESCRIBED BELOW.

        The remainder of this letter summarizes the tender offer, your rights under the 401(k) Plan and the procedures for completing the Instruction Form. You should also review the more detailed explanation of the transaction provided in the other offer materials enclosed with this letter, including the Offer to Purchase dated September 3, 2004 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal," which together with the Offer to Purchase constitutes the "Offer").

BACKGROUND

        Trammell Crow Company (the "Company") has made an offer to purchase up to 4,444,444 shares of its Common Stock, par value $0.01 (the "Shares"), at prices not greater than $15.75 nor less than $13.50 per Share, net to the seller in cash without interest thereon, specified by tendering stockholders, upon the terms and subject to the conditions described in the Offer to Purchase.

        The Company will determine a single per Share price (not greater than $15.75 nor less than $13.50 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not properly withdrawn (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Purchase Price will be the lowest price that will enable the Company to purchase 4,444,444 Shares (or such lesser number of Shares as are validly tendered) pursuant to the Offer. However, the Company reserves the right, in its sole discretion, to purchase more than 4,444,444 Shares pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not properly withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to proration and conditional tenders described in the Offer to Purchase. The Purchase Price will be paid in cash, net to the seller without interest thereon, with respect to all Shares purchased. The Company will return all other Shares, including Shares tendered conditionally or at prices greater than the Purchase Price and Shares not purchased because of proration.

        The Offer extends to the Shares held by the 401(k) Plan. As of August 31, 2004, the 401(k) Plan held approximately 193,207 Shares. Only Prudential Bank and Trust, as trustee of the 401(k) Plan (the "401(k) Plan Trustee"), can tender these Shares in the Offer. Nonetheless, each participant under the 401(k) Plan has the right to instruct the Independent Fiduciary as to whether Shares credited to such participant's individual account in the 401(k) Plan may be tendered, and at which price or prices (in increments of $0.25). Unless otherwise required by applicable law or as described below, the Independent Fiduciary will tender Shares credited to participant accounts in accordance with participant instructions, and the Independent Fiduciary will not tender Shares credited to participant accounts for which it does not receive timely instructions. IF YOU DO NOT COMPLETE THE ATTACHED YELLOW INSTRUCTION FORM AND RETURN IT TO THE INDEPENDENT FIDUCIARY ON A TIMELY BASIS, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE OFFER AND NO SHARES CREDITED TO YOUR 401(k) PLAN ACCOUNT WILL BE TENDERED IN THE OFFER.

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the trust agreement relating to the 401(k) Plan between the Company and the 401(k) Plan Trustee, prohibit the sale of Shares to the Company for less than adequate consideration, which the Independent Fiduciary will determine based on the average of the high and low trading price of the Shares on the date the Independent Fiduciary instructs the 401(k) Plan Trustee to tender or not tender pursuant to the Offer (the "market price"). Accordingly, depending on the market price of the Shares on such date, the Independent Fiduciary may be unable to tender Shares at certain prices within the offered range, regardless of your instructions to the Independent Fiduciary. The Independent Fiduciary will instruct the 401(k) Plan Trustee to tender or not tender Shares as follows:

            (i)  If the market price per Share is within the range of prices offered by the Company but greater than the price or prices at which a participant directed all or a portion of his or her Shares to be tendered, the Fiduciary will follow such Participant's instruction regarding the percentage of Shares to be tendered at each price; provided, that any Shares instructed to be tendered at a price less than the market price will be tendered at the market price. This may result in some or all of such Shares not being purchased by the Company in the Offer.

           (ii)  If the market price per Share is greater than the maximum price offered by the Company, notwithstanding the participant's instructions to tender Shares in the Offer, the Independent Fiduciary will not direct the 401(k) Plan Trustee to tender any Shares.

          (iii)  If the market price per Share is lower than or equal to the price or prices at which a participant directed all or a portion of his or her Shares to be tendered, then, for those Shares instructed to be tendered at a price greater than or equal to the market price, the Fiduciary will follow such participants' instruction.

          (iv)  Unless otherwise required by applicable law, the Independent Fiduciary will not instruct the 401(k) Plan Trustee to tender Shares for which it has received a direction not to instruct the 401(k) Plan Trustee to tender, or for which it has received no direction by 5:00 p.m., New York City time, on September 27, 2004 (or the date occurring four business days before the Offer expires if the Offer is extended).

        Please note that a tender of Shares credited to your individual account under the 401(k) Plan can only be made by the 401(k) Plan Trustee as the holder of record. Subject to clauses (i) through (iv) above, the Independent Fiduciary will direct the 401(k) Plan Trustee to aggregate all such tenders and to execute one or more Letters of Transmittal, as necessary, on behalf of all 401(k) Plan participants who desire to tender Shares credited to their accounts in the 401(k) Plan. DO NOT COMPLETE THE ENCLOSED BLUE LETTER OF TRANSMITTAL. IT IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND CANNOT BE USED BY YOU TO TENDER DIRECTLY SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE 401(k) PLAN. IF

YOU WISH TO INSTRUCT THE INDEPENDENT FIDUCIARY CONCERNING THE TENDER OF YOUR SHARES IN THE 401(k) PLAN, YOU MUST COMPLETE AND RETURN THE ATTACHED YELLOW INSTRUCTION FORM.

        NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, THE INDEPENDENT FIDUCIARY OR ANY ENTITY ACTING AS CO-DEALER MANAGER, DEPOSITARY OR INFORMATION AGENT MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER TO DIRECT THE TENDER OF SHARES OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF YOUR SHARES, OR, IF YOU DIRECT THE TENDER OF YOUR SHARES, THE PURCHASE PRICE OR PRICES AT WHICH YOUR SHARES ARE TENDERED. EACH 401(k) PLAN PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

PROCEDURE FOR INSTRUCTING THE INDEPENDENT FIDUCIARY

        Attached is a yellow Instruction Form which should be completed and returned to the Independent Fiduciary. Please note that, for purposes of final tabulation, except as otherwise required by law or as set forth in this letter, the Independent Fiduciary will apply your instructions to the number of Shares credited to your account as of 5:00 p.m., New York City time, on September 27, 2004 (or as of the date occurring four business days before the Offer expires if the Offer is extended). If you do not properly complete the Instruction Form or do not return it by the deadline specified, such Shares will be considered not tendered. To properly complete your Instruction Form, you must do the following:

  (1)
  On the face of every Instruction Form, check Box 1 or 2. CHECK ONLY ONE BOX ON EACH INSTRUCTION FORM:

  •
  CHECK BOX 1 if you DO NOT want Shares credited to your individual account in the 401(k) Plan tendered for sale in accordance with the terms of the Offer, and simply want the 401(k) Plan to continue holding such Shares.

  •
  CHECK BOX 2 in all other cases and complete the table immediately following Box 2. Specify the percentage (in whole numbers) of Shares credited to your individual account that you want to tender at each price indicated. Leave a line blank if you want no Shares tendered at that price. You may direct the tender of Shares credited to your account at different prices. To do so you must designate the percentage (in whole numbers) of such Shares to be sold at each price by writing the applicable percentage on the line immediately before each applicable price. Also, you may elect to accept the Purchase Price resulting from the Dutch Auction tender process. This could result in your receiving a price per Share as low as $13.50 or as high as $15.75. The sum of the percentages you write into the table on the Instruction Form may not exceed 100%, but it may be less than 100%. If the sum of such percentages is less than 100%, you will be deemed to have instructed the Independent Fiduciary NOT to tender the balance of the Shares credited to your individual account.

  (2)
  Date and sign the Instruction Form in the space provided.

  (3)
  Return the Instruction Form in the enclosed envelope so that it is received by the Independent Fiduciary at the address on the return envelope not later than 5:00 p.m., New York City time, on September 27, 2004, unless the Offer is extended (in which case the Instruction Form must be returned no later than 5:00 p.m., New York City time, on the fourth business day prior to the expiration date of the Offer, as so extended). NO FACSIMILE TRANSMISSION OF THE INSTRUCTION FORM WILL BE ACCEPTED.

        Your instruction will be deemed irrevocable unless withdrawn by 5:00 p.m., New York City time, on September 27, 2004, unless the Offer is extended (in which case, the instruction may be withdrawn no later than 5:00 p.m., New York City time, on the fourth business day prior to the expiration of the

Offer, as so extended). In order to make an effective withdrawal, you must deliver a new Instruction Form which may be obtained by calling the Independent Fiduciary at 1-888-535-3093. Your new Instruction Form must include your name, address and Social Security number. Upon receipt of a new, completed and signed Instruction Form prior to the deadline described above, all previous instructions will be deemed canceled. You may direct the re-tendering of any Shares credited to your individual account by obtaining an additional Instruction Form from the Independent Fiduciary and repeating the previous instructions for directing tenders as set forth in this letter.

        After the deadline for returning the Instruction Form to the Independent Fiduciary has occurred, the Independent Fiduciary will complete the tabulation of all instructions and direct the 401(k) Plan Trustee to aggregate all such tenders and to execute one or more Letters of Transmittal, as necessary, on behalf of all 401(k) Plan participants desiring to tender Shares credited to their accounts in the 401(k) Plan. Unless the Offer is terminated or amended in accordance with its terms, after the expiration date of the Offer the Company will determine the Purchase Price and will then buy all the Shares, up to 4,444,444, that were tendered at or below the Purchase Price. All participants who tender Shares at or below the Purchase Price will receive the same per share purchase price for Shares accepted for purchase. If more than 4,444,444 Shares are tendered at the Purchase Price, Shares tendered pursuant to the Offer may be subject to proration, as set forth in Section 1 of the Offer to Purchase. If you direct the tender of any Shares credited to your individual account at a price in excess of the Purchase Price as finally determined, or in the event of proration, those Shares not purchased in the Offer will remain allocated to your individual account under the 401(k) Plan.

        The preferential treatment of holders of fewer than 100 Shares (as described in Section 1 of the Offer to Purchase) will not be afforded to Shares held under the 401(k) Plan, regardless of the number of Shares held within the participants' individual accounts. Similarly, participants in the 401(k) Plan are not able to conditionally direct the tender of Shares within their individual accounts under the 401(k) Plan (as described in Section 6 of the Offer to Purchase).

EFFECT OF TENDER ON YOUR ACCOUNT

        Contributions to the Trammell Crow Company Common Stock Fund may continue throughout the Offer. FOR ADMINISTRATIVE PURPOSES, PARTICIPANTS WHO DIRECT THE TENDER OF SHARES WILL NOT BE ABLE TO DIRECT THE DISPOSITION OF THE TENDERED SHARES OR THE PROCEEDS THEREOF, OR REQUEST A LOAN OR DISTRIBUTION THAT RELATES TO THE TENDERED SHARES OR THE PROCEEDS THEREOF, AT ANY TIME FROM THE DATE OF EXPIRATION OF THE OFFER UNTIL 5:00 P.M. NEW YORK CITY TIME ON THE BUSINESS DAY FOLLOWING THE DATE THE COMPANY GIVES ORAL OR WRITTEN NOTICE TO MELLON INVESTOR SERVICES LLC (THE "DEPOSITARY") OF THEIR ACCEPTANCE OF SHARES FOR PAYMENT IN THE OFFER (THE "ACCEPTANCE DATE"). REGARDLESS OF WHETHER YOU ELECT TO TENDER YOUR SHARES, YOU WILL NOT BE ABLE TO DIRECT THE INVESTMENT OF ANY AMOUNTS IN THE TRAMMELL CROW COMPANY COMMON STOCK FUND OR REQUEST A LOAN OR DISTRIBUTION OF ANY SUCH AMOUNT (i) ON THE SECOND BUSINESS DAY IMMEDIATELY PRECEDING THE EXPIRATION OF THE OFFER AND (ii) FROM THE TIME THE COMPANY GIVES ORAL OR WRITTEN NOTICE TO THE DEPOSITARY OF THEIR ACCEPTANCE OF SHARES FOR PAYMENT IN THE OFFER UNTIL 5:00 P.M. NEW YORK CITY TIME ON THE BUSINESS DAY FOLLOWING THE ACCEPTANCE DATE. The Independent Fiduciary anticipates that five to seven business days will transpire from the expiration of the Offer until the Acceptance Date.

        For any Shares in the 401(k) Plan that are tendered and purchased by the Company, the Company will pay cash to the 401(k) Plan. If Shares credited to your 401(k) Plan account are accepted for payment in the Offer, the proceeds from the sale of such Shares will be initially invested under the terms of the 401(k) Plan in accordance with your investment elections for salary deferrals at the time the 401(k) Plan Trustee receives the Offer proceeds, except that no proceeds will be invested in the Trammell Crow Company Common Stock Fund. If your investment election would require that 100% of your salary deferrals would be allocated to the Trammell Crow Company Common Stock Fund, the Offer proceeds credited to your individual account will be initially invested in the Guaranteed Long-Term Accounts Fund. INDIVIDUAL PARTICIPANTS IN THE 401(k) PLAN WILL NOT, HOWEVER, RECEIVE ANY CASH TENDER PROCEEDS DIRECTLY WITH RESPECT TO THE SHARES HELD IN THE 401(k) PLAN. ALL SUCH PROCEEDS WILL REMAIN IN THE 401(k) PLAN AND MAY BE INVESTED OR WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE 401(k) PLAN.

SHARES OUTSIDE THE 401(k) PLAN

        If you hold Shares other than through the 401(k) Plan, you will receive, under separate cover, Offer materials directly from the Company or the person holding such Shares for your benefit (such as your broker, bank or other fiduciary) which can be used to tender such Shares. THOSE OFFER MATERIALS MAY NOT USED TO DIRECT THE INDEPENDENT FIDUCIARY WITH RESPECT TO THE TENDER OF THE SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE 401(k) PLAN. The instruction to tender or not tender Shares credited to your individual account under the 401(k) Plan may only be made in accordance with the procedures described in this letter. Similarly, the enclosed Instruction Form may not be used to tender non-401(k) Plan Shares.

FURTHER INFORMATION

        If you require additional information concerning the procedure to tender Shares credited to your individual account under the 401(k) Plan, please contact U.S. Trust Company, National Association at 1-800-535-3093. If you require additional information concerning the terms and conditions of the Offer, please call Mellon Investor Services LLC, the Information Agent, at 1-888-566-9477.

                      Sincerely,

                      U.S. Trust Company, National Association

INSTRUCTION FORM

WITH RESPECT TO SHARES OF
TRAMMELL CROW COMPANY COMMON STOCK
HELD IN THE
TRAMMELL CROW COMPANY RETIREMENT SAVINGS PLAN

To:
U.S. Trust Company, National Association, as independent fiduciary with respect to the Trammell Crow Company Retirement Savings Plan (the "Independent Fiduciary")

        The undersigned, as a participant in the Trammell Crow Company Retirement Savings Plan (the "401(k) Plan"), has caused a portion of the undersigned's individual 401(k) Plan account balance to be invested in the Trammell Crow Company Common Stock Fund. The undersigned acknowledges receipt of your letter and the Offer to Purchase, dated September 3, 2004 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Trammell Crow Company, a Delaware corporation (the "Company"), to purchase up to 4,444,444 shares of its Common Stock, par value $0.01 per share (the "Shares"), at prices not greater than $15.75 nor less than $13.50 per Share, net to the holder in cash without interest thereon, as specified by the stockholders, upon the terms and subject to the conditions of the Offer.

Box 1	☐	By checking this box, the undersigned hereby instructs the Independent Fiduciary to NOT direct the 401(k) Plan Trustee to tender for sale in the Offer any Shares credited to the undersigned's 401(k) Plan account. (If you check this Box 1, simply execute this Instruction Letter and return it to the Independent Fiduciary, but do not fill out the following table.)

The undersigned understands that if the undersigned checks Box 1, all Shares credited to the undersigned's account in the 401(k) Plan will continue to be held under the 401(k) Plan for the undersigned's benefit until otherwise withdrawn or disposed of pursuant to the terms of the 401(k) Plan.
Box 2	☐
By checking this box, the undersigned hereby instructs the Independent Fiduciary to direct, upon the terms and subject to the conditions of the Offer, the tender of the applicable percentage of the Shares credited to the undersigned's account at each price per Share indicated in the following table. The undersigned understands that his or her instructions to tender the applicable percentage(s) of shares credited to the undersigned's account will, unless otherwise required by applicable law or as described in the attached letter provided by the Independent Fiduciary, be applied by the Independent Fiduciary to the Shares credited to the undersigned's account as of 5:00 p.m., New York City time, on September 27, 2004 (or as of the date occurring four business days before the Offer expires if the Offer is extended).

The undersigned understands that any tendered Shares not purchased by the Company because they are tendered at prices greater than the purchase price or because of proration will continue to be held under the 401(k) Plan for the undersigned's account until otherwise withdrawn or disposed of pursuant to the terms of the 401(k) Plan.

        PROVIDE RESPONSIVE INFORMATION IN THE FOLLOWING TABLE ONLY IF YOU CHECKED BOX 2 ABOVE. DO NOT COMPLETE THE FOLLOWING TABLE IF YOU CHECKED BOX 1 ABOVE.

PERCENTAGE (IN WHOLE NUMBERS) OF SHARES CREDITED TO UNDERSIGNED'S
ACCOUNT UNDER THE 401(k) PLAN THAT THE UNDERSIGNED DESIRES TO BE TENDERED
AT THE PRICES (IN DOLLARS) PER SHARE SET FORTH BELOW.
(You May Tender Different Percentages Of Such Shares At Different Prices.)

SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

%
The undersigned wants to maximize the chance of having the Company purchase the indicated percentage of the Shares credited to the undersigned's 401(k) Plan account (subject to the possibility of proration). Accordingly, by filling in this blank, the undersigned hereby instructs the Independent Fiduciary to direct the tender of the indicated percentage of Shares credited to the undersigned's 401(k) Plan account at, and is willing to accept, the purchase price resulting from the Dutch Auction tender process, subject to the limitations provided in the accompanying letter. This action will result in receiving a price per Share of as low as $13.50 or as high as $15.75.
----------AND/OR----------
SHARES TENDERED AT PRICE(S) DETERMINED BY PARTICIPANT

By writing a percentage in one or more of the blanks below, the undersigned hereby instructs the Independent Fiduciary to direct the tender of the indicated percentage of Shares credited to the undersigned's 401(k) Plan account at the price that follows each such indicated percentage, subject to the limitations provided in the accompanying letter. This action could result in none of such Shares being purchased if the purchase price for the Shares is less than all prices indicated.
Price (in dollars) per Share at which Shares are being tendered:
%	$13.50%	$14.00%	$14.50%	$15.00%	$15.50
%	$13.75%	$14.25%	$14.75%	$15.25%	$15.75
Note:
If the sum of all percentages you wrote into all of the blanks in this table exceeds 100%, you should alter the percentages such that the sum is 100% or less. If the sum of all such percentages exceeds 100%, none of the Shares allocated to your individual account will be tendered.

        The undersigned understands that the Independent Fiduciary will NOT instruct the 401(k) Plan Trustee to tender any Shares credited to the undersigned's individual account under the 401(k) Plan if the undersigned (i) checks Box 1, (ii) checks both Box 1 and Box 2, or (iii) checks neither Box 1 nor Box 2, even if, in any such case, the undersigned also completes the table shown above. The undersigned also understands that the Independent Fiduciary will NOT instruct the 401(k) Plan Trustee to tender any Shares credited to the undersigned's 401(k) Plan account if the sum of the percentages written in the table above exceeds 100%. The undersigned understands that if the sum of the percentages written in the table above is less than 100%, the undersigned will be deemed to have instructed the Independent Fiduciary NOT to direct the 401(k) Plan Trustee to tender the balance of the Shares credited to the undersigned's individual account.

        The undersigned understands that the Company will determine a single per Share price (not greater than $15.75 nor less than $13.50 per Share) (the "Purchase Price") that it will pay for Shares validly tendered and not properly withdrawn pursuant to the Offer taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The undersigned understands that the Purchase Price will be the lowest price that will enable the Company to purchase 4,444,444 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $15.75 nor less than $13.50 per Share) pursuant to the Offer. The undersigned understands that the Company reserves the right, in its sole discretion, to purchase more than 4,444,444 Shares pursuant to the Offer. The undersigned also understands that all Shares properly tendered prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including its proration provisions, and that the Company will return all other Shares not purchased pursuant to the Offer, including Shares tendered at prices greater than the Purchase Price and not properly withdrawn prior to the Expiration Date and Shares not purchased because of proration.

        The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, Shares tendered or may accept for payment fewer than all of the Shares the undersigned has requested to be tendered hereby.

        The undersigned understands that the Independent Fiduciary will determine, in its sole discretion, all questions as to the number of Shares that the 401(k) Plan Trustee will be directed to tender or not tender and the validity, eligibility (including time of receipt) and acceptance of this Instruction Form. The undersigned understands that any such determination by the Independent Fiduciary will be final and binding on the undersigned, and that the Independent Fiduciary reserves the right to reject any and all Instruction Forms it determines not to be in proper form, or to waive any defect or irregularity in any Instruction Form. The undersigned understands that no Instruction Form will be deemed to be properly given until all defects and irregularities have been waived or cured to the Independent Fiduciary's satisfaction within such time as the Independent Fiduciary may determine. None of the Company, the Independent Fiduciary or any other person will be under any duty to give notification of any defect or irregularity in an Instruction Form or incur any liability for failure to give any such notice.

        The undersigned understands that the Offer and the solicitation are not being made to (nor will tenders of Shares be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the offer or solicitation would not be in compliance with the laws of such jurisdiction. The undersigned understands that the Company, in its discretion, however, may take such action as it deems necessary for it to make the Offer in any such jurisdiction and extend the Offer to stockholders in such jurisdiction. The undersigned understands that, in any jurisdiction whose securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Co-Dealer Managers, Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

        All capitalized terms used herein and not defined shall have the meaning ascribed to them in the Offer to Purchase.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in your letter dated September 3, 2004 under the caption "Procedure for Instructing the Independent Fiduciary," the instruction provided hereby is irrevocable.

Dated:	, 2004	SIGN HERE:

Signature(s)
Name:
Address:

Social Security or Taxpayer ID No.

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  Exhibit (a)(1)(iii)